EXHIBIT 11.1

                         RAILTEX, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                            FOR THE THREE MONTHS
                                                               ENDED MARCH 31,
                                                              ----------------
                                                               1997      1996
                                                              ------    ------

PRIMARY EARNINGS PER SHARE CALCULATION:

Net income ...............................................    $1,575    $2,183
                                                              ======    ======

Weighted average number of common stock and
 common stock equivalents outstanding:
    Weighted average number of shares of common stock
      outstanding.........................................     9,132     9,111
    Weighted average number of common stock equivalents
      applicable to stock options.........................        77       114
                                                              ------    ------
    Common stock and common stock equivalents ............     9,209     9,225
                                                              ======    ======
    Earnings per share - primary .........................    $ 0.17    $ 0.24
                                                              ======    ======



FULLY DILUTED EARNINGS PER SHARE CALCULATION (1):

Net income ...............................................    $1,575    $2,183
                                                              ======    ======

Weighted average number of common stock and
 common stock equivalents outstanding:
    Weighted average number of shares of common stock
      outstanding.........................................    9,132     9,111
    Weighted average number of common stock equivalents
      applicable to stock options.........................       77       129
                                                             ------    ------
    Common stock assuming full dilution ..................    9,209     9,240
                                                             ======    ======
    Earnings per share - fully diluted ...................   $ 0.17    $ 0.24
                                                             ======    ======



(1) This calculation is submitted in accordance with item 601(b)11 of regulation S-K although it is not required by APB Opinion No. 15 because it results in dilution of less than 3.0%.